Exhibit 99.A

CTE Investor Relations

100 CTE Drive

Dallas, PA 18612-9774

INVESTOR NEWS

Contact:	David G. Weselcouch
Senior Vice President – Investor Relations and Corporate Communications
(570) 631-2807

CTE Reports 2006 First Quarter Results:

CTE Reports First Quarter Diluted Earnings Per Share of $0.61

Consolidated Reported Operating Income Increases 8% Versus Year Ago Quarter

Net New DSL Subscribers Increase 61% Versus Year Ago Quarter End

CTE Completes $150 Million Authorized Stock Repurchase Program

Michael J. Mahoney, CTE president and CEO, will host a conference call and simultaneous webcast at 9:00 a.m. (EDT) today. Mr. Mahoney will review CTE’s 2006 first quarter results. The call is expected to last approximately 30 minutes. To access today’s conference call, please call 1-877-277-1088. The conference call passcode is 7923285. The simultaneous webcast can be accessed via the Internet at www.ct-enterprises.com. The conference call will be archived and available for replay for 48 hours following the call. To access the replay, please call 1-800-642-1687, passcode 7923285. The webcast will also be available for replay for 48 hours at www.ct-enterprises.com.

Dallas, PA – May 9, 2006 – Commonwealth Telephone Enterprises, Inc. (“CTE”) [Nasdaq: CTCO], today announced financial results for the 2006 first quarter.

CTE 2006 First Quarter Consolidated Results

For the 2006 first quarter, CTE reported diluted earnings per share (“EPS”) of $0.61, versus reported diluted EPS of $0.67 in the 2005 first quarter.

CTE’s 2006 first quarter reported diluted EPS, versus last year’s first quarter, reflects the effect of including additional shares in the diluted EPS calculation due to the conversion rate adjustments made under CTE’s Convertible Notes in connection with CTE’s dividend strategy. Specifically, the 2006 first quarter average fully diluted share count includes an additional 2.1 million shares in connection with the payment of our dividends and their effect on our

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convertible debt, versus the prior year’s comparable period. The additional shares had a $0.05 unfavorable impact on CTE’s 2006 first quarter reported diluted EPS.

Included in CTE’s 2005 first quarter reported diluted EPS was a $0.8 million (pre-tax), or $0.02 per share (after-tax), favorable effect resulting from certain access revenue settlements, and a $0.6 million (pre-tax), or $0.01 per share (after-tax), favorable effect resulting from certain network costs settlements. Both items were reflected in the results of CTSI, LLC (“CTSI”).

CTE ended the 2006 first quarter with a total of 458,562 switched access lines in service, reflecting a decrease of 12,571 switched access lines in service over the past 12 months, or a reduction of 3%.

CTE’s reported consolidated revenues in the 2006 first quarter were $82.2 million, versus 2005 first quarter reported revenues of $83.5 million. CTE’s 2005 first quarter revenues would have been $82.8 million without the effect of the aforementioned access revenue settlements.

CTE’s reported consolidated operating income in the 2006 first quarter was $28.1 million, versus reported consolidated operating income of $26.1 million in last year’s first quarter, reflecting an increase of 8%. Excluding the effect of the previously mentioned access revenue and network costs settlements, CTE’s 2005 first quarter operating income would have been $24.7 million.

For the 2006 first quarter, CTE reported net income of $16.2 million, versus reported net income of $15.9 million in the 2005 first quarter.

Consolidated capital expenditures (“CAPEX”) were $10.6 million in the 2006 first quarter, versus CAPEX of $7.8 million in the year ago quarter.

The table below sets forth highlights of CTE’s 2006 first quarter reported consolidated results, versus the 2005 first quarter:

	2006 First Quarter	2005 First Quarter	% Change Inc./(Dec.)
Total Access Lines	458,562	471,133	(3)%
DSL Subscribers	33,946	21,135	61%
Revenues	$82.2M	$83.5M	(2)%
Operating Income	$28.1M	$26.1M	8%
Depreciation and Amortization	$10.8M	$17.7M	(39)%
CAPEX	$10.6M	$7.8M	35%
Reported EPS	$0.61	$0.67	(9)%

“We are off to a solid start in 2006,” said Michael J. Mahoney, CTE’s president and chief executive officer. “I’m pleased with the overall performance of our two primary operating units, Commonwealth Telephone Company and CTSI, as well as the record subscriber growth we achieved with our DSL product – attaining consolidated net subscriber growth of 61%, versus the end of last year’s first quarter.

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“I’m also pleased to report that we have completed the remaining $31 million of our authorized stock repurchase program,” continued Mahoney. “These accretive share repurchases were accomplished at attractive prices, with roughly 55% of the recently repurchased shares settling prior to the end of the first quarter. Even with these repurchases, we ended the first quarter with a strong balance sheet and cash position, which was further bolstered, subsequent to the quarter end, by the receipt of $30 million of cash proceeds related to the Rural Telephone Bank dissolution. We continue to be well positioned operationally and financially as we move ahead in 2006.”

Authorized Common Stock Repurchase Program Completed

On April 17, 2006, CTE completed the remaining $31 million of its overall $150 million authorized stock repurchase program. During the 2006 first quarter and into April, CTE repurchased 947,905 common shares in open market transactions at an average all-in cost of approximately $33.19 per share, or just over $31 million. Of the 947,905 repurchased shares, 524,300 shares settled in the 2006 first quarter.

Rural Telephone Bank Stock Redemption Payment Received

In connection with the liquidation and dissolution of the Rural Telephone Bank (“RTB”), CTE received cash proceeds of just over $30 million on April 11, 2006. These proceeds represented the liquidation of CTE’s $6.4 million book investment in RTB Class C stock. This gain will be recorded in the 2006 second quarter. After taking into account the effect of state and federal income taxes, the net cash proceeds to CTE will be approximately $19 million. CTE’s investment in RTB stock was made many years ago in conjunction with RTB debt incurred by Commonwealth Telephone Company.

Commonwealth Telephone Company Results

Commonwealth Telephone Company (“CT”) had a total of 320,097 switched access lines in service at the end of the 2006 first quarter – reflecting a reduction of 3% versus last year’s first quarter. CT’s residential additional line penetration was 32% at the end of the quarter, down from 36% in the year ago quarter.

CT’s 2006 first quarter reported revenues were $57.1 million, versus revenues of $56.4 million in the 2005 first quarter, reflecting a growth rate of just over 1%.

CT’s 2006 first quarter reported operating income was $30.2 million, versus $24.2 million in the 2005 first quarter, or an increase of 25%.

CT’s 2006 first quarter CAPEX were $6.9 million, versus $4.7 million in the 2005 first quarter.

CTSI Results

CTSI had a total of 138,465 switched access lines in service at the end of the 2006 first quarter – reflecting a 1% decline versus the 139,585 switched access lines in service at the end of the 2005 first quarter. The decline in CTSI’s access lines in service was primarily due to a reduction in ISP customer lines, as the dial-up ISP business continued to weaken. CTSI’s general business

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access lines in service increased 5% over the past year. At the end of the 2006 first quarter, 99% of CTSI’s access lines were “on-switch,” and 54% were “on-net” (defined as 100% on CTSI’s owned network). CTSI’s business/residential line split at the end of the 2006 first quarter was 92%/8%, reflecting a slightly higher business component versus the end of the 2005 first quarter.

CTSI’s 2006 first quarter reported revenues were $20.5 million, versus revenues of $22.1 million in the 2005 first quarter. CTSI’s 2005 first quarter revenues included a favorable effect of $0.8 million resulting from certain access revenue settlements.

CTSI’s reported operating income in the 2006 first quarter was $1.9 million, versus reported operating income of $3.7 million in the 2005 first quarter. CTSI’s 2005 first quarter reported operating income included a $1.4 million favorable effect resulting from the aforementioned $0.8 million of favorable access revenue settlements, and a favorable $0.6 million effect resulting from certain network costs settlements.

CTSI’s 2006 first quarter capital expenditures were $3.3 million, versus $2.9 million in the year ago quarter.

DSL

In the 2006 first quarter, CTE installed a record 4,684 net new DSL subscribers. CTE had 33,946 DSL subscribers in service at the end of the 2006 first quarter, having added a record total of 12,811 net new subscribers over the past four quarters, which reflected a growth rate of 61% versus the end of last year’s first quarter. DSL is marketed in CTE’s CT and CTSI geographies.

2006 Guidance Outlined

The table below sets forth CTE’s consolidated 2006 full year guidance and 2006 second quarter EPS guidance, which Mr. Mahoney will review on this morning’s conference call and webcast:

Item	Previously Communicated 2006 Full Year Guidance (1)	Updated 2006 Full Year Guidance (1)
Consolidated CTE
Access Line Growth	(3)% - (1)%	Unchanged
Revenue Growth	(1)% - 0%	Unchanged
Operating Income	$109M - $111M	Unchanged
Depreciation and Amortization	$45M - $46M	Unchanged
Effective Tax Rate	38% - 39%	Unchanged
Diluted EPS – 2Q06 (2) (3)	n/a	$1.11 - $1.13
Diluted EPS – FY06 (2) (4)	$2.43 - $2.49	$2.97 - $3.02
CAPEX	$44M - $47M	Unchanged

(1)	Does not reflect any additional common stock repurchases or conversions of notes.
(2)	Includes the effect of anticipated quarterly dividends to be paid in 2006 (subject to declaration by CTE’s Board of Directors).
(3)	2006 second quarter diluted EPS guidance reflects a net favorable effect of $0.47 per diluted share in connection with the Rural Telephone Bank liquidation and dissolution.
(4)	2006 full year diluted EPS guidance, versus prior guidance, reflects a net favorable effect of $0.47 per diluted share in connection with the Rural Telephone Bank liquidation and dissolution, as well as a $0.02 unfavorable effect per diluted share due to the elimination of RTB dividends in the third and fourth quarters.

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About CTE

Headquartered in Dallas, PA, Commonwealth Telephone Enterprises, Inc., serves business and residential customers with a full array of technologically advanced data and voice telecommunications products and services, including broadband data services and high-speed Internet access, delivered over its 100% digitally switched, fiber-rich network.

CTE’s primary operating segments are: Commonwealth Telephone Company (“CT”), the nation’s eighth largest publicly held independent local exchange carrier, which has been operating in various rural Pennsylvania markets since 1897; and, CTSI, LLC (“CTSI”), a local exchange carrier operating in competitive markets outside CT’s territory, that formally commenced operations in 1997. CTE deploys broadband DSL technology to offer high-speed Internet access in the CT and CTSI service territories. CTE’s support businesses include epix® Internet Services (www.epix.net), a rural dial-up Internet service provider (“ISP”), and Commonwealth Communications, a provider of telecommunications equipment and facilities management services.

A web site featuring current information regarding Commonwealth Telephone Enterprises, Inc., can be found on the Internet at www.ct-enterprises.com. However, the information on this web site does not form a part of this release.

Forward-Looking Statements

This press release contains certain forward-looking statements within the meaning of Section 27A of the Securities Act and Section 21E of the Exchange Act and CTE intends that such forward-looking statements be subject to these safe harbors. Such forward-looking statements involve risks and uncertainties that could significantly affect expected results in the future differently than expressed in any forward-looking statements made by CTE. These risks and uncertainties include, but are not limited to, uncertainties related to CTE’s ability to further penetrate its markets and the related costs of that effort, economic conditions, acquisitions and divestitures, government and regulatory policies, the pricing and availability of equipment, materials and inventories, technological developments, reductions in rates or traffic that are subject to access charges, changes in the competitive environment in which CTE operates and receipt of necessary regulatory approvals.

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6TH ADD/COMMONWEALTH TELEPHONE ENTERPRISES, INC./MAY 9, 2006

COMMONWEALTH TELEPHONE ENTERPRISES, INC.

CONSOLIDATED STATEMENTS OF OPERATIONS

(UNAUDITED)

(Dollars in Thousands)

(GAAP)

	THREE MONTHS ENDED MARCH 31, 2006				THREE MONTHS ENDED MARCH 31, 2005
	CT	CTSI	OTHER	TOTAL	CT	CTSI	OTHER	TOTAL
Sales	$57,098	$20,512	$4,581	$82,191	$56,377	$22,122	$5,030	$83,529
Costs & Expenses (excluding depreciation and amortization)	20,905	13,884	8,505	43,294	19,807	13,461	6,473	39,741

Depreciation & Amortization	5,950	4,682	215	10,847	12,352	4,929	457	17,738

Operating Income (Loss)	30,243	1,946	(4,139)	28,050	24,218	3,732	(1,900)	26,050

Interest and Dividend Income				1,868				2,590
Interest Expense				(3,511)				(3,514)
Other Income (Expense), Net				(151)				(27)
Equity in Income of Unconsolidated Entities				445				245

Income before Income Taxes				26,701				25,344

Provision for Income Taxes				10,537				9,426

Net Income				$16,164				$15,918

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7TH ADD/COMMONWEALTH TELEPHONE ENTERPRISES, INC./MAY 9, 2006

COMMONWEALTH TELEPHONE ENTERPRISES, INC.

CONSOLIDATED STATEMENTS OF OPERATIONS

(UNAUDITED)

(Dollars in Thousands, Except Per Share Amounts)

(GAAP)

	THREE MONTHS ENDED MARCH 31,
	2006	2005
Net Income	$16,164	$15,918

Net Income Adjustment for Interest on Convertible Debt, Net of Tax	1,878	1,869

Net Income, as Adjusted	$18,042	$17,787

Weighted Average Common Shares Outstanding - Basic	21,894,330	21,160,470

Effect of Dilutive Securities on Shares Outstanding:
Stock Options and Restricted Stock	102,798	242,327
Convertible Debt	7,400,190	5,263,170

Weighted Average Common Shares Outstanding - Diluted	29,397,318	26,665,967

Basic Earnings per Average Common Share:

Net Income	$0.74	$0.75

Diluted Earnings per Average Common Share:

Net Income	$0.61	$0.67

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8TH ADD/COMMONWEALTH TELEPHONE ENTERPRISES, INC./MAY 9, 2006

COMMONWEALTH TELEPHONE ENTERPRISES, INC.

CONDENSED CONSOLIDATED BALANCE SHEETS

(UNAUDITED)

(Dollars in Thousands)

	MARCH 31, 2006	DECEMBER 31, 2005
ASSETS
CURRENT ASSETS:
Cash and Temporary Cash Investments	$89,705	$104,968
Accounts Receivable and Unbilled Revenues, Net of Allowance for Doubtful Accounts of $1,326 in 2006 and $1,362 in 2005	37,201	36,528
Other Current Assets	17,362	8,830
Deferred Income Taxes	11,967	11,275

Total Current Assets	156,235	161,601

PROPERTY PLANT AND EQUIPMENT (NET OF ACCUMULATED DEPRECIATION OF $555,570 IN 2006 AND $550,007 IN 2005)	368,326	368,506
INVESTMENTS	10,216	10,269
DEFERRED CHARGES AND OTHER ASSETS	14,182	15,018

TOTAL ASSETS	$548,959	$555,394

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9TH ADD/COMMONWEALTH TELEPHONE ENTERPRISES, INC./MAY 9, 2006

COMMONWEALTH TELEPHONE ENTERPRISES, INC.

CONDENSED CONSOLIDATED BALANCE SHEETS

(UNAUDITED)

(Dollars in Thousands)

	MARCH 31, 2006	DECEMBER 31, 2005
LIABILITIES AND SHAREHOLDERS’ EQUITY
CURRENT LIABILITIES:
Notes Payable	$35,000	$35,000
Capital Lease Obligation	209	360
Accounts Payable	25,622	26,590
Advance Billings and Customer Deposits	5,406	5,248
Accrued Expenses	38,598	38,937

Total Current Liabilities	104,835	106,135

LONG TERM DEBT	300,000	300,000
DEFERRED INCOME TAXES	75,412	72,490
OTHER LONG TERM LIABILITIES	22,140	20,904
COMMON SHAREHOLDERS’ EQUITY:
Common Stock	24,226	24,226
Additional Paid-in Capital	100,636	118,723
Deferred Compensation	—	(16,861)
Other Comprehensive Loss	(2,346)	(2,415)
Retained Earnings	31,445	26,327
Treasury Stock at Cost, 2,816,638 Shares at March 31, 2006 and 2,383,564 at December 31, 2005	(107,389)	(94,135)

Total Common Shareholders’ Equity	46,572	55,865

TOTAL LIABILITIES AND SHAREHOLDERS’ EQUITY	$548,959	$555,394

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10TH ADD/COMMONWEALTH TELEPHONE ENTERPRISES, INC./MAY 9, 2006

COMMONWEALTH TELEPHONE ENTERPRISES, INC.

CONSOLIDATED STATEMENTS OF CASH FLOWS

(UNAUDITED)

(Dollars in Thousands)

(GAAP)

	THREE MONTHS ENDED MARCH 31,
	2006	2005
NET CASH PROVIDED BY OPERATING ACTIVITIES	$22,471	$31,582

CASH FLOWS FROM INVESTING ACTIVITIES:
Additions to Property, Plant & Equipment	(10,605)	(7,848)
Other	435	434

Net Cash Used in Investing Activities	(10,170)	(7,414)

CASH FLOWS FROM FINANCING ACTIVITIES:
Dividends Paid	(10,902)	—
Proceeds from Exercise of Stock Options	638	639
Capital Lease Payments	(151)	(181)
Stock Repurchases	(17,149)	—

Net Cash (Used in)/Provided by Financing Activities	(27,564)	458

Net (Decrease)/Increase in Cash and Temporary Cash Investments	(15,263)	24,626

Cash and Temporary Cash Investments at Beginning of Period	104,968	312,260

Cash and Temporary Cash Investments at End of Period	$89,705	$336,886

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